UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 27, 2013, at the Annual Meeting of Shareholders of Video Display Corporation (the “Company”), the shareholders elected each of the Company’s nominees for director to serve for a term of one year.

The voting results at the Company’s 2013 Annual Meeting were as follows:

Director	For	Against	Abstain	Broker Non Votes
Ronald D. Ordway	6,685,356	112,165	0	0
Gregory L. Osborn	6,679,508	115,013	3,000	0
Roger W. Lusby, III	6,684,587	112,934	0	0
Carolyn Howard	6,670,044	117,227	10,250	0
David S. Cooper	6,683,735	110,786	3,000	0

Proposal two: To approve the action of the Board of directors granting the Company’s Chief Executive Officer the authority to sell or dispose of any or all of the Company’s assets, divisions or subsidiaries on such terms and conditions determined to be in the best interest of enhancing shareholder value.

For	Against	Abstain	Broker Non Votes
5,624,672	1,172,729	120	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer